                            SCHEDULE 14A INFORMATION

SUPPLEMENT TO PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       ILLINOIS SUPERCONDUCTOR CORPORATION
              ----------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                       -----------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1)  Title of each class of securities to which transaction applies:

       (2)  Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and how it was determined):

       (4)  Proposed maximum aggregate value of transaction:

       (5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)  Amount Previously Paid:  ___________________________________________
       (2)  Form, Schedule or Registration Statement No.:  _____________________
       (3)  Filing Party: ______________________________________________________
       (4)  Date Filed:  _______________________________________________________

                         [Illinois Superconductor logo]


                       YOUR VOTE IS VERY IMPORTANT TO US

                                                   May 26, 2000

Dear Fellow Illinois Superconductor Shareholder:

I am writing to personally ask you to take a brief moment to vote your Illinois Superconductor shares. Our May 17, 2000 Annual Shareholders Meeting has been adjourned to June 15, 2000 in order to give you and your fellow shareholders more time to cast your votes at this important meeting. The meeting will take place at 1 p.m. at the offices of Sonnenschein Nath & Rosenthal, 8000 Sears Tower, Chicago, Illinois.

As you may be aware, Illinois Superconductor has agreed to acquire Spectral Solutions, Inc. for 3.5 million shares, and closing of the merger is conditioned upon ISC's shareholders approving the pending proposal to authorize more ISC shares. Please don't underestimate the importance of your vote. THERE ARE OVER 10,000 SHAREHOLDERS WHO-- LIKE YOU-- HAVE NOT YET VOTED AND OWN AT LEAST 500 ISC SHARES. FAILURE TO VOTE IS THE SAME AS A VOTE AGAINST THE PROPOSALS.

Even if you recently sold some or all of your Illinois Superconductor shares, we ask for your help in voting "FOR" these important proposals. Whether or not you currently hold the shares, only holders of record on April 10 are entitled to vote.

Quick and easy telephone and Internet voting instructions are enclosed.

I URGE YOU TO TAKE THIS OPPORTUNITY TO VOTE "FOR" THESE IMPORTANT PROPOSALS NECESSARY FOR THE MERGER BETWEEN ILLINOIS SUPERCONDUCTOR AND SPECTRAL SOLUTIONS. YOU CAN SAVE ISC CONSIDERABLE FUTURE EXPENSE ASSOCIATED WITH ADDITIONAL MAILINGS OR A FURTHER ADJOURNMENT OF OUR SHAREHOLDER MEETING.

Please vote by Telephone or Internet Today! REMEMBER - EVERY SHARE AND EVERY VOTE COUNTS! You may also sign, date and mail your duplicate proxy card in the envelope provided. If you have any questions, please call MacKenzie Partners, Inc at (800) 322-2885.

Thank you in advance for voting promptly.

Sincerely,

/s/ GEORGE CALHOUN
------------------

George Calhoun
Chief Executive Officer